Exhibit 99.1

CurrencyWorks Responds to NFT Boom with Additional Investment in its Zer00™ Low Carbon Crypto Mining Platform

Los Angeles CA, August 24, 2021. CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK), a full service blockchain platform provider, is pleased to announce that it is investing an additional $850,000 in its revolutionary Zer00™ crypto mining platform in the form of a services and loan agreement with Fogdog Energy Solutions inc. (“Fogdog”)

As of July 2021, it was being widely reported in the media that the blockchain based NFT market was now worth approximately $2.5 billion USD worldwide, up from sales of just $13.7 million recorded in the first half of 2020. (July 6, 2021 Reuters)

In response to the inquiries and demand for its NFT sales and trading platforms, CurrencyWorks announced partnerships with Barrett-Jackson for the development of the Motoclub.io, the premier NFT and digital collectible site for car enthusiasts and the development of the VUELE™, a global NFT feature-length distribution platform in partnership with Enderby Entertainment.

As part of the CurrencyWorks blockchain platform, it’s Zer00™ crypto mining solution has been designed as an answer to the increasing demand for blockchain based innovations and the importance of reducing the environmental impact required in building environmentally sustainable blockchain technologies and solutions.

Zer00™ is a fully scalable system that will use the thermal treatment (non-burning) of Industrial and Municipal Solid Waste (IMSW) to generate the energy needed to power cryptocurrency mining operations in an environmentally friendly and sustainable way, which will also benefit communities by reducing the demand for landfill to manage the disposal off IMSW.

“CurrencyWorks is committed to providing leading-edge waste management solutions to help provide a creative solution to enable the reduction of the environmental impact within the blockchain space. Creating environmentally responsible energy from IMSW, is just the beginning of helping ensure a low carbon footprint and a zero-energy cost Crypto mining solution.” said Cameron Chell, CurrencyWorks Executive Chairman.

You can learn more about CurrencyWorks’ Zero-Cost Energy Crypto Mining Solution here:http://www.currencyworks.io/zer00

The Company will be providing its technology development partner an advance of $850,000 (the “Loan”) to Fogdog pursuant to a loan agreement with Fogdog dated August 20, 2021. Provided that the Company is using such power to develop and operate cryptocurrency mining operations, Fogdog will provide the Company with free of charge access to the electricity power generated from any clean electricity power generation thermal units built and operated by Fogdog in Canada or the United States.

The Company has agreed to grant to Fogdog share purchase warrants (the “Warrants”) to acquire up to 250,000 common shares of the Company with the exercise price equal to the market price of the common shares of the Company on the day prior to the grant of the Warrants. The Warrants will vest and become exercisable upon repayment in full of the Loan and will expire within five years from the date of issue.

The Loan bears interest at the rate of ten percent per annum, calculated daily, not in advance, as well after as before maturity, default and judgment on the basis of a 365 (or in the case of a leap year 366) day year based on the actual number of days elapsed, on a nominal rate basis and without allowance or deduction for deemed reinvestment or otherwise with respect to any amounts from time to time paid to our company on account of interest under the Loan.

On the date that is 365 days after the date of advance, Fogdog will pay to the Company an amount equal to the first year of accrued and unpaid interest on all principal amounts outstanding on the Loan. Commencing on the date that is 365 days after the date of advance, on the first day of each month Fogdog agrees to pay to the Company an equal monthly payment of principal (in the amount amortized over 5 years) and a monthly payment of interest on such principal amount of the Loan. Unless demanded or otherwise due earlier, all obligations are due and payable on August 20, 2027.

The Loan is secured by a charge on all of the assets owned by Fogdog pursuant to a general security agreement dated August 20, 2021 between the Company and Fogdog.

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly-traded company that builds and operates FinTech Platforms for Digital Currencies, Digital Assets, and Security Tokens.

For more information on CurrencyWorks, please visit us at www.currencyworks.io. For additional investor info visit www.currencyworks.io or www.sedar.com and www.sec.gov searching CWRK.

Media Contact

Arian Hopkins

arian@currencyworks.io

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Disclaimer for Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: that the Company will develop a Zer00™ crypto mining platform; that Fogdog will construct and implement the electricity power generator thermal unit; that the thermal unit will produce sufficient power per day to operate the Company’s Zer00™ crypto operations; and that the Company’s Zer00™ crypto operations will be developed and become operational.

The material assumptions supporting these forward-looking statements include, among others, that there will be no material variations in current regulatory environments in which the Company operates; the perceived benefits from the Company’s blockchain solutions will be as expected; that the Company will purchase cryptocurrency mining machines; and the Company will be able to obtain any necessary financing on acceptable terms. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including: the risk that Fogdog will not be successful in developing its thermal power generation will or that such unit will be commercially available; the risk that the Company will not be able to purchase cryptocurrency mining machines at all or at reasonable prices; the risk that the Company will be unable to efficiently build the blockchain solutions; the risk that there may be negative changes in general economic and business conditions; the risk that the Company may have negative operating cash flow and not enough capital to complete the blockchain solutions; the risk that the Company may not be able to obtain additional financing as necessary; the risk that there may be increases in capital and operating costs as a result of working on the blockchain solutions; the risk that the blockchain solutions may be subject to fraud and other failures; the risk that there may be technological changes and developments in the blockchain that make the blockchain solutions obsolete; risks relating to regulatory changes or actions which may impede the development or operation of the blockchain solutions; the risk that other competitors may release similar blockchain solutions; and other general risks involved in the blockchain solutions.

Any of these risks may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although the Company has attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. The Company does not assume any liability for disclosure relating to any other company mentioned herein.